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Exhibit 5.4

CONSENT OF INDEPENDENT ENGINEERS

        We hereby consent to the use of and reference to our name and our report, and the inclusion and incorporation by reference of information derived from our report dated February 26, 2015 and effective December 31, 2014, evaluating the contingent resources attributable to Baytex Energy Corp. (the "Company") and its affiliates in the Lower Cretaceous Mannville Group in northeast Alberta, which is entitled "Evaluation of Contingent Resources" (the "Report") in this Registration Statement on Form F-10 of Baytex Energy Corp.

McDANIEL & ASSOCIATES CONSULTANTS LTD.
By:	/s/ P.A. WELCH Name: P.A. Welch, P. Eng. Title: President & Managing Director

Calgary, Alberta, Canada
March 11, 2015

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  Exhibit 5.4
CONSENT OF INDEPENDENT ENGINEERS